Exhibit 99.1

News Release

Media Contact:
Jennifer Jawor
Vice President, Corporate Marketing
312.565.6825
jennifer.jawor@merge.com

MERGE REPORTS FIRST QUARTER FINANCIAL RESULTS
Company reports strong cash flow, overall profitability, growth in adjusted EBITDA and debt refinancing

Chicago, IL (April 30, 2014) – Merge Healthcare Incorporated (NASDAQ: MRGE), a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare, today announced its financial and business results for the first quarter of 2014.

“In Q1, Merge continued to see positive momentum in our operations. We’ve demonstrated strong cash flow by keeping our expenses under control, achieved positive net income and increased our adjusted EBITDA. We also refinanced our existing credit facility with a new facility with Guggenheim Corporate Funding, LLC, as administrative agent which will provide greater operating flexibility going forward,” said Justin Dearborn, CEO of Merge Healthcare. “In addition, we made forward progress with our subscription-based services. Sales increased for our eClinical OS platform, we saw continued success with iConnect® Network and we are well positioned to launch a new white space opportunity with our retinal screening interoperability solution within our eye care business that complements the population health strategies being pursued by many of our largest customers. We’ve also completed Meaningful Use Stage 2 (MU2) certifications for all of our applicable solutions, enabling customers to receive additional government reimbursements. With this progress, we remain focused on and confident with our 2014 outlook.”

Financial Summary:

•	Cash generated from business operations grew to $13.5 million in the first quarter of 2014 from $9.2 million in the prior year (a 47% increase), which compares to net cash provided by operating activities on the statement of cash flows of $9.8 million and $8.7 million in the respective quarters;

•	Net income in the first quarter of 2014 was $0.3 million, or $0.00 per share, compared to a net loss of $6.5 million, or a loss of $0.07 per share, in the first quarter of 2013;

•	Sales decreased to $50.9 million ($51.1 million on a pro forma basis) in the first quarter of 2014 from $63.6 million ($64.0 million on a pro forma basis) in the first quarter of 2013. Adjusted EBITDA was $10.2 million in the first quarter of 2014, representing 20% of pro forma revenue, compared to $12.5 million and 19.5% in the first quarter of 2013;

•	Subscription backlog increased to $54.2 million, a 23% increase over the first quarter of 2013;

•	Repaid $8.6 million of debt principal in the quarter and achieved a leverage ratio of 5.3:1, within the 5.5:1 leverage covenant of our then existing credit facility;

•	Subsequent to quarter end we refinanced our debt with a new six-year term loan facility totaling $235 million at a variable interest rate of 7% (currently 1% higher than the debt it replaced). The new facility has no financial covenants for one year and the covenants thereafter provide significant additional operating flexibility. The new facility will permit us to once again consider various strategic, tuck-in acquisitions going forward; and

•	As a result of the debt refinancing, we are updating our prior 2014 guidance to reflect the GAAP charges associated with the transaction as well as the differences in interest rate terms (see table below).

Business Highlights:

•	Continued momentum for advanced interoperability with iConnect® Network, executing 19 new customer agreements, including Southern Illinois Healthcare, our first hospital customer to join the network. Also, we released the second version of the solution, which now integrates directly with athenahealth’s electronic health record (EHR) solution, so that customers can receive and view exam results, diagnostic quality images and other critical patient information within the athenaClinicals® EHR workflow;

•	Announced availability of iConnect Access v5.0, which now combines universal viewing and image sharing into one, single integrated solution to expand the ability of referring physicians to review patient images from browser-based devices;

•	Developed a new subscription-based product, targeted at a white space opportunity for Merge Interoperability Solutions with iConnect Retinal Screening. This is an eye care screening solution that will enable integrated delivery systems and accountable care organizations to more effectively identify and screen diabetic patients which complements their overall population health strategy. A pilot project for the solution has been launched with Ontario Telemedicine Network;

•	Implemented over 300 active trials on the Merge eClinical OS™ platform, with over 18,500 professionals using the system every day; and

•	Received 2014 certification of all eligible Merge solutions for MU2, empowering customers to meet requirements and earn applicable government reimbursements.

Quarter Results:

Results compared to the same quarter in the prior year on a GAAP basis are as follows (in millions, except per share data):

	Q1 2014	Q1 2013
Net sales	$50.9	$63.6
Operating income	4.4	5.3
Net income (loss)	0.3	(6.5)
Net income (loss) per diluted share	$0.00	$(0.07)

Cash balance at period end	$19.8	$44.5
Cash from business operations*	13.5	9.2

*See table at the back of this earnings release for reconciliation.

Pro forma results and other, non-GAAP measures compared to the same quarter in the prior year are as follows (in millions, except percentages and per share data):

	Q1 2014	Q1 2013
Pro forma (Non-GAAP) results
Net sales	$51.1	$64.0
Adjusted net income (loss)	4.3	(0.5)
Adjusted EBITDA	10.2	12.5

Adjusted net income (loss) per diluted share	$0.04	$(0.01)
Adjusted EBITDA per diluted share	$0.11	$0.13

Other operating measures
Subscription, maintenance & EDI revenue as % of net sales	66%	58%
Subscription and non-recurring backlog at period end	$77.2	$67.9
Days sales outstanding	90	104

A reconciliation of GAAP net income (loss) to adjusted net income and adjusted EBITDA is included after the financial information below. See “Explanation of Non-GAAP Financial Measures” for definitions of each of these non-GAAP measures and the reason the Company’s management believes that the adjustments made to arrive at the non-GAAP financial measures provide useful information to investors regarding the Company.

Pro Forma Operating Group Results:
Results (in millions) for our operating groups are as follows:

	Three Months Ended March 31, 2014
	Healthcare	DNA	Corporate/ Other	Total
Net sales:
Software and other	$11.2	$3.9		$15.1
Service	7.1	3.4		10.5
Maintenance	25.1	0.4		25.5
Total net sales	43.4	7.7		51.1
Gross Margin	25.3	4.8		30.1
Gross Margin %	58.3%	62.3%		58.9%
Expenses	19.1	4.0		23.1
Segment income (loss)	$6.2	$0.8		$7.0
Operating Margin %	14%	10%		14%
Net corporate/other expenses (1)			$6.5	6.5
Income before income taxes				0.5
Adj. EBITDA reconciling adjustments	3.1	1.0	5.6	9.7
Adjusted EBITDA	$9.3	$1.8	$(0.9)	$10.2
Adjusted EBITDA %	21.4%	23.4%		20.0%

(1)	Net corporate/other expenses include public company costs, corporate administration costs, acquisition-related expenses and net interest expense.

	Net Sales in the Three Months Ended March 31, 2014					Backlog as of March 31, 2014
	Healthcare		DNA			Healthcare		DNA
Revenue Source	$	%	$	%	Total	$	%	$	%	Total
Maintenance & EDI (1)	$25.1	57.8%	$0.4	5.2%	49.8%
Subscription	1.3	3.0%	6.9	89.6%	16.1%	$11.5	33.3%	$42.7	100.0%	70.2%
Non-recurring	17.0	39.2%	0.4	5.2%	34.1%	23.0	66.7%	-	0.0%	29.8%
Total	$43.4	100.0%	$7.7	100.0%	100.0%	$34.5	100.0%	$42.7	100.0%	100.0%
	84.9%		15.1%			44.7%		55.3%

(1)	Due to the variability in timing and length of maintenance renewals, we do not believe backlog for this revenue component is a meaningful disclosure.

2014 Outlook:

The following table outlines expectations surrounding the various items comprising the difference between GAAP net income and adjusted EBITDA and has been updated to reflect the estimated impact of the refinancing of Merge’s debt. While revenue and adjusted EBITDA remains unchanged, there are GAAP and cash flow expectations that are updated to consider the approximate non-cash extinguishment expense associated with capitalized costs under the prior loan and the estimated change in interest expense and payments as a result of the new loan.

2014 Projection
(in millions, except for per share data)
(unaudited)

	Originally Provided		Impact of Debt Refinancing	Updated Projection
	High	Low		High	Low
Net sales	$225	$212		$225	$212
Adjusted EBITDA %	20%	19%		20%	19%

Adjusted EBITDA	45	40		45	40
Debt extinguishment costs	-	-	$5	(5)	(5)
Income tax expense	(3)	(2)		(3)	(2)
Net interest expense	(15)	(15)	2	(17)	(17)
Depreciation & amortization - COGS	(1)	(1)		(1)	(1)
Depreciation & amortization - operating expense	(6)	(6)		(6)	(6)
Adjusted net income	20	16	7	13	9
Share-based compensation expense	(5)	(5)		(5)	(5)
Amortization of significant acquisition intangibles - COGS	(4)	(4)		(4)	(4)
Amortization of significant acquisition intangibles -
operating expense	(5)	(5)		(5)	(5)
Net acquisition-related sales & COGS adjustments	(1)	(1)		(1)	(1)
Net income (loss)	$5	$1	$7	$(2)	$(6)

Net income (loss) per share - diluted	$0.05	$0.01		$(0.02)	$(0.06)
Adjusted net income per share - diluted	$0.21	$0.16		$0.14	$0.09

Estimated fully diluted shares	95	100		95	100

Cash flow considerations:
Adjusted EBITDA	$45	$40		$45	$40
Income taxes	(1)	(1)		(1)	(1)
Net interest expense	(13)	(14)	$2	(15)	(16)
Capital expenditures	(5)	(5)		(5)	(5)
Capitalized software costs	(3)	(2)		(3)	(2)
Estimated cash flow (assuming no working capital change)	$23	$18	$2	$21	$16

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with generally accepted accounting principles or GAAP. This press release includes certain non-GAAP financial measures to supplement its GAAP information. Non-GAAP measures are not an alternative to GAAP and may be different from non-GAAP measures used by other companies. A quantitative reconciliation of GAAP net income available to common shareholders to adjusted net income and adjusted EBITDA is included after the financial information included in this press release.

Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to it and investors regarding financial and business trends related to results of operations, because certain charges, costs and expenses reflect events that are not essential to recurring business operations. In addition, management believes these non-GAAP measures provide investors useful information regarding the underlying performance of the post-acquisition business operations when compared to the pre-acquisition results of Merge and any significant acquired company.  Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that are provided and discussed herein. Further, management believes that these non-GAAP measures improve its and investors’ ability to compare Merge’s financial performance with other companies in the technology industry. Management also uses financial statements that exclude these charges, costs and expenses for its internal budgets.  While GAAP results are more complete, these supplemental metrics are offered since, with reconciliations to GAAP, they may provide greater insight into our financial results. Management does not intend for the presentation of these non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Additional information regarding the non-GAAP financial measures presented herein is as follows:

-	Pro forma revenue consists of GAAP revenue as reported, adjusted to add back the acquisition related sales adjustments (for all significant acquisitions) recorded for GAAP purposes.

-	Subscription revenue and the related backlog are comprised of software, hardware and professional services (including installation, training, etc.) contracted with and payable by the customer over a number of years. Generally, these contracts will include a minimum volume / dollar commitment. As such, the revenue from these transactions is recognized ratably over an extended period of time. These types of arrangements will include monthly payments (including leases), long-term clinical trials, renewable annual software agreements (with very high renew rate), to specify a few contract methods.

-	Non-recurring revenue and related backlog represents revenue that we anticipate recognizing in future periods from signed customer contracts as of the end of the period presented. Non-recurring revenue is comprised of perpetual software license sales and includes licenses, hardware and professional services (including installation, training and consultative engineering services).

-	Adjusted net income consists of GAAP net income available to common stockholders, adjusted to exclude (a) acquisition-related costs, (b) debt extinguishment costs, (c) restructuring and other costs, (d) share-based compensation expense, (e) acquisition-related amortization (f) acquisition-related sales adjustments, and (g) acquisition-related cost of sales adjustments.

-	Adjusted EBITDA adjusts GAAP net income available to common stockholders for the items considered in adjusted net income as well as (a) remaining depreciation and amortization, (b) net interest expense and (c) income tax expense (benefit).

-	Cash from business operations reconciles the cash generated from such operations to the change in GAAP cash balance for the period by reflecting payments of liabilities associated with debt issuance and retirement activities, acquisitions, payments of acquisition related fees, interest payments and other payments and receipts of cash not generated by the business operations. Cash generated from business operations and used to pay restructuring initiatives, acquisition related costs and interest approximates net cash provided by operating activities in the condensed consolidated statement of cash flows.

Management has excluded certain items from non-GAAP adjusted net income because it believes (i) the amount of certain expenses in any specific period may not directly correlate to the underlying performance of business operations and (ii) the adjustment facilitates comparisons of pre-acquisition results to post-acquisition results.  In addition, certain adjustments are described in more detail below:

-	Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with significant acquisitions. Management excludes acquisition-related amortization expense from non-GAAP adjusted net income because it believes such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets.

-	Share-based compensation expense is a non-cash expense arising from the grant of stock awards to employees and is excluded from non-GAAP net income because management believes such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants to new employees resulting from acquisitions.

-	Acquisition-related sales and costs of sales adjustments reflect the fair value adjustment to deferred revenues acquired in connection with significant acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin to perform services-related software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the date the acquisition of a significant company was completed. Management adds back this deferred revenue adjustment, net of related costs, for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of operations and facilitates comparisons of pre-acquisition to post-acquisition results.

Notice of Conference Call

Merge will host a conference call at 8:30 AM ET on Wednesday, April 30, 2014. The call will address first quarter financial and business results for 2014.

To preregister for this teleconference, go to http://emsp.intellor.com?p=415182&do=register&t=8. Upon registration, a confirmation page will display dial-in numbers and a unique PIN, and the participant will also receive an email confirmation with this information.

A replay via the Internet or phone will be available after the call at http://www.merge.com/Company/Investors/Conference-Call-Info.aspx.

About Merge

Merge is a leading provider of innovative enterprise imaging, interoperability and clinical systems that seek to advance healthcare. Merge’s enterprise and cloud-based technologies for image intensive specialties provide access to any image, anywhere, any time. Merge also provides clinical trials software with end-to-end study support in a single platform and other intelligent health data and analytics solutions. With solutions that have been used by providers for more than 25 years, Merge is helping to reduce costs, improve efficiencies and enhance the quality of healthcare worldwide. For more information, visit merge.com and follow us @MergeHealthcare.

Cautionary Notice Regarding Forward-Looking Statements

The matters discussed in this press release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. The potential risks and uncertainties include those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is on file with the SEC and are available on our investor relations website at merge.com and on the SEC website at www.sec.gov. Except as expressly required by the federal securities laws, Merge undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

(unaudited)

	March 31,	December 31,
	2014	2013
Current assets:
Cash (including restricted cash)	$19,770	$19,729
Accounts receivable, net	51,326	61,895
Inventory	5,841	5,851
Prepaid expenses	4,960	4,803
Deferred income taxes	1,925	1,915
Other current assets	13,184	12,506
Total current assets	97,006	106,699

Property and equipment, net	5,740	4,739
Purchased and developed software, net	15,222	15,906
Other intangible assets, net	24,229	26,200
Goodwill	214,374	214,374
Deferred income taxes	6,295	6,979
Other assets	6,687	7,184
Total assets	$369,553	$382,081

Current liabilities:
Accounts payable	$21,321	$22,072
Current maturities of long-term debt	2,319	2,490
Accrued wages	5,207	5,559
Restructuring accrual	1,116	1,301
Other current liabilities	7,395	8,205
Deferred revenue	51,956	55,183
Total current liabilities	89,314	94,810

Long-term debt, less current maturities, net of unamortized discount	225,697	233,942
Deferred income taxes	3,925	4,065
Deferred revenue	297	378
Income taxes payable	982	1,399
Other liabilities	2,172	2,227
Total liabilities	322,387	336,821
Total Merge shareholders' equity	46,717	44,813
Noncontrolling interest	449	447
Total shareholders' equity	47,166	45,260
Total liabilities and shareholders' equity	$369,553	$382,081

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net sales
Software and other	$15,083	$23,571
Professional services	10,489	12,123
Maintenance and EDI	25,331	27,940
Total net sales	50,903	63,634
Cost of sales
Software and other	6,101	11,767
Professional services	6,347	6,525
Maintenance and EDI	6,963	8,089
Depreciation and amortization	1,595	1,810
Total cost of sales	21,006	28,191
Gross margin	29,897	35,443
Operating costs and expenses:
Sales and marketing	8,007	10,366
Product research and development	7,580	8,525
General and administrative	7,360	7,119
Acquisition-related expenses	26	269
Restructuring and other expenses	-	1,229
Depreciation and amortization	2,482	2,653
Total operating costs and expenses	25,455	30,161
Operating income	4,442	5,282
Other expense, net	(4,136)	(8,760)
Income (loss) before income taxes	306	(3,478)
Income tax (benefit) expense	(19)	3,015
Net income (loss)	325	(6,493)
Less: noncontrolling interest's share	2	(18)
Net income (loss) available to common shareholders	$323	$(6,475)

Net income (loss) per share - basic	$0.00	$(0.07)
Weighted average number of common shares outstanding - basic	94,656,786	93,301,277

Net income (loss) per share - diluted	$0.00	$(0.07)
Weighted average number of common shares outstanding - diluted	95,996,566	93,301,277

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

		Three Months Ended
		March 31,
		2014	2013
Cash flows from operating activities:
Net income (loss)		$325	$(6,493)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization		4,077	4,463
Share-based compensation		1,530	1,643
Amortization of debt issuance costs & discount		492	736
Unrealized loss on equity security		-	441
Provision for doubtful accounts receivable and allowances, net of recoveries		525	85
Deferred income taxes		279	2,772
Gain on lawsuit settlement		-	(2,500)
Net change in assets and liabilities		2,620	7,540
Net cash provided by operating activities		9,848	8,687
Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements		(333)	(393)
Purchased technology and capitalized software development		(766)	-
Change in restricted cash		160	-
Net cash used in investing activities		(939)	(393)
Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan		51	396
Principal payments on notes		(8,592)	(5)
Principal payments on capital leases		(167)	(103)
Net cash (used in) provided by financing activities		(8,708)	288
Effect of exchange rate changes on cash		-	81
Net increase in cash and cash equivalents		201	8,663
Cash and cash equivalents, beginning of period (net of restricted cash)	(1)	19,337	35,062
Cash and cash equivalents, end of period (net of restricted cash)	(2)	$19,538	$43,725

(1)	Restricted cash of $392 and $813 as of December 31, 2013 and 2012, respectively.
(2)	Restricted cash of $232 and $813 as of March 31, 2014 and 2013, respectively.

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO ADJUSTED EBITDA
(in thousands, except for share and per share data)
(unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net income (loss) available to common shareholders of Merge	$323	$(6,475)
Acquisition-related costs	26	269
Restructuring and other	-	1,229
Share-based compensation expense	1,530	1,643
Amortization of significant acquisition intangibles	2,247	2,506
Acquisition-related sales adjustments	162	385
Acquisition-related cost of sales adjustments	(25)	(76)
Adjusted net income (loss)	$4,263	$(519)
Depreciation and amortization	1,830	1,957
Net interest expense	4,148	8,049
Income tax (benefit) expense	(19)	3,015
Adjusted EBITDA	$10,222	$12,502

Adjusted net income (loss) per share - diluted	$0.04	$(0.01)
Adjusted EBITDA per share - diluted	$0.11	$0.13

Fully diluted shares (if net income)	95,996,566	94,847,633

	Pro Forma Three Months Ended March 31,
	2014	2013
Net income (loss) available to common shareholders of Merge	$460	$(6,166)
Acquisition-related costs	26	269
Restructuring and other	-	1,229
Share-based compensation expense	1,530	1,643
Amortization of significant acquisition intangibles	2,247	2,506
Adjusted net income (loss)	$4,263	$(519)
Depreciation and amortization	1,830	1,957
Net interest expense	4,148	8,049
Income tax (benefit) expense	(19)	3,015
Adjusted EBITDA	$10,222	$12,502

Adjusted net income (loss) per share - diluted	$0.04	$(0.01)
Adjusted EBITDA per share - diluted	$0.11	$0.13

Fully diluted shares (if net income)	95,996,566	94,847,633

MERGE HEALTHCARE INCORPORATED AND SUBSIDIARIES
CASH FROM BUSINESS OPERATIONS
(unaudited)

	Three Months Ended December 31,
	2014	2013
	(amounts in millions)
Cash received from (paid for):
Debt principal reduction	$(8.6)	$-
Interest paid, net	(3.6)	-
Restructuring initiatives	(0.2)	(0.2)
Acquisition related costs	-	(0.2)
Proceeds from stock option exercises	-	0.3
Property and equipment purchases	(0.3)	(0.4)
Purchased technology and capitalized software development	(0.8)	-
Business operations	13.5	9.2
Increase in cash	$-	$8.7